Exhibit 10.13

STOCK PLEDGE AGREEMENT

(GUARANTOR)

This STOCK PLEDGE AGREEMENT (as amended, restated, supplemented, renewed or otherwise modified from time to time, this “Agreement”), dated as of January 23, 2004, is entered into by and among GOLDEN NUGGET EXPERIENCE, LLC, a Nevada limited liability company (“Pledgor”) and WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger, administrative agent and documentation agent for the below-defined Lenders (in such capacity, together with its successors, if any, “Agent”), with reference to the following:

WHEREAS, Poster Financial Group, Inc. (“Parent”), GNL, Corp. (“GNL”), and GNLV, CORP. (“GNLV” and together with Parent and GNL, collectively, the “Borrowers”), the below-defined Lenders (such Lenders, together with Agent, individually and collectively, jointly and severally, the “Lender Group”), and Agent, are contemporaneously herewith, entering into that certain Loan and Security Agreement of even date herewith (as amended, restated, supplemented, refinanced, renewed or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, contemporaneously herewith, the Pledgor has executed and delivered that certain Guaranty (as amended, restated, supplemented, renewed or otherwise modified from time to time, the “Guaranty”) in favor of Agent respecting certain obligations of the Borrowers to the Lender Group and the Bank Product Providers in connection with the Loan Agreement;

WHEREAS, Parent, as issuer, and HSBC Bank USA, as the indenture trustee, are contemporaneously herewith, entering into that certain Indenture of even date herewith (as amended, restated, supplemented, renewed or otherwise modified from time to time, the “Indenture”);

WHEREAS, the Borrowers, Wells Fargo Bank, National Association, as collateral agent, and Agent are parties to a certain Intercreditor Agreement, dated as of January 23, 2004 (as amended, restated, supplemented, renewed or otherwise modified from time to time, the “Intercreditor Agreement”);

WHEREAS, the Pledgor legally and beneficially owns the specified Equity Interests identified as Pledged Interests in the Persons identified as Issuers listed under the name of the Pledgor on Schedule A attached hereto (or any addendum thereto); and

WHEREAS, to induce the Lender Group to make the financial accommodations provided to the Borrowers pursuant to the Loan Agreement, the Pledgor desires to pledge, grant, transfer, and assign to Agent, for the benefit of the Lender Group and the Bank Product Providers (as defined in the Loan Agreement), a security interest in the Pledged Collateral (as hereinafter defined) to secure the Secured Obligations (as hereinafter defined), as provided herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, and warranties set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

1.                                       Definitions And Construction.

(a)                                  Definitions.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement and, to the extent not so ascribed therein, the Intercreditor Agreement.  The following terms, as used in this Agreement, shall have the following meanings:

“Agent” has the meaning set forth in the preamble to this Agreement, together with its successors or assigns.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Borrowers” has the meaning set forth in the recitals to this Agreement.

“Chief Executive Office” means the address of the Pledgor set forth on Schedule B to this Agreement.

“Equity Interests” means (i) all shares, units, options, rights, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, or equivalent entity, whether voting or nonvoting, including general partner partnership interests, limited partner partnership interests, common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act) and (ii) all Proceeds, including, without limitation, all proceeds received or receivable by the Pledgor, in cash, stock or otherwise, from any recapitalization, reclassification, merger, dissolution, liquidation or other termination of the existence of the Issuers.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.

“Future Rights” means:  (i) all Equity Interests (other than Pledged Interests) and all securities convertible or exchangeable into, and all warrants, options, or other rights to purchase, Equity Interests; (ii) to the extent of a Pledgor’s interest therein, all shares of, all securities convertible or exchangeable into, and all warrants, options, or other rights to purchase Equity Interests of any Person in which a Pledgor, after the date of this Agreement, acquires a direct equity interest, irrespective of whether such Person is or becomes a Subsidiary of the Pledgor; and (iii) the certificates or instruments representing such additional Equity Interests, convertible or exchangeable securities, warrants, and other rights and all dividends, cash, options, warrants, rights, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such Equity Interests.

“Gaming Laws” means all applicable federal, state and local laws, rules and regulations pursuant to which the Nevada Gaming Authorities possess regulatory, licensing or permit authority over the ownership or operation of gaming facilities within the State of Nevada, including, without limitation, the Nevada Gaming Control Act, as codified in Chapter 463 of the Nevada Revised Statutes, as amended from time to time, and the regulations of the NGC promulgated thereunder.

“GNE” means Golden Nugget Experience, LLC, a Nevada limited liability company.

“GNL” has the meaning set forth in the recitals to this Agreement.

“GNLV” has the meaning set forth in the recitals to this Agreement.

“Guaranty” has the meaning set forth in the recitals to this Agreement.

“Holder” and “Holders” have the meanings set forth in Section 3 of this Agreement.

“Indenture” has the meaning set forth in the recitals to this Agreement.

“Intercreditor Agreement” has the meaning set forth in the recitals to this Agreement.

“Issuers” means each of the Persons identified as an Issuer on Schedule A attached hereto (or any addendum thereto), and any successors thereto, whether by merger or otherwise.

“Lender Group” has the meaning set forth in the recitals to this Agreement.

“Lenders” means, individually and collectively, each of the financial institutions identified on the signature pages of the Loan Agreement, and any other person made a party thereto in accordance with the provisions of Section 14 thereof (together with their respective successors and assigns).

“Loan Agreement” has the meaning set forth in the recitals to this Agreement.

“Nevada Gaming Authorities” means the NGC and the NGCB.

“NGC” means the Nevada Gaming Commission.

“NGCB” means the Nevada State Gaming Control Board.

“Parent” has the meaning set forth in the recitals to this Agreement.

“Pledged Collateral” means the Pledged Interests, the Future Rights, and the Proceeds, collectively.

“Pledged Interests” means all of the Equity Interests identified as Pledged Interests on Schedule A attached hereto (or any addendum thereto).

“Pledgor” and “Pledgor” have the respective meanings set forth in the preamble to this Agreement.

“Proceeds” means all proceeds (including proceeds of proceeds) of the Pledged Interests and Future Rights including all: (a) rights, benefits, distributions, premiums, profits, dividends, interest, cash, instruments, documents of title, accounts, contract rights, inventory, equipment, general intangibles, deposit accounts, chattel paper, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the Pledged Interests, Future Rights, or proceeds thereof (including any cash, Equity Interests, or other securities or instruments issued after any recapitalization, readjustment, reclassification, merger or consolidation with respect to the Issuers and any security entitlements, as defined in the Code, with respect thereto); (b) “proceeds,” as such term is defined in the Code; (c) proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any of the Pledged Interests, Future Rights, or proceeds thereof; (d) payments (in any form whatsoever) made or due and payable to a Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Interests, Future Rights, or proceeds thereof; and (e) other amounts from time to time paid or payable under or in connection with any of the Pledged Interests, Future Rights, or proceeds thereof.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Secured Obligations” means, with respect to the Pledgor, all liabilities, obligations, or undertakings owing by the Pledgor to the Lender Group of any kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by the Guaranty, this Agreement, or any of the other Loan Documents, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest and any and all costs, fees (including attorneys fees), and expenses (including interest, costs, fees, and expenses that, but for the provisions of the Bankruptcy Code, would have accrued irrespective of whether a claim thereof is allowed) which the Pledgor is required to pay pursuant to any of the foregoing, by law, or otherwise.

“Securities Act” has the meaning set forth in Section 9(c) of this Agreement.

(b)                                 Construction.

(i)                                     Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, the part includes the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words

“hereof,” “herein,” “hereby,” “hereunder,” and other similar terms in this Agreement refer to this Agreement as a whole and not exclusively to any particular provision of this Agreement.  Article, section, subsection, exhibit, and schedule references are to this Agreement unless otherwise specified.  All of the exhibits or schedules attached to this Agreement shall be deemed incorporated herein by reference.  Any reference to any of the following documents includes any and all permitted alterations, amendments, restatements, extensions, modifications, renewals, or supplements thereto or thereof, as applicable: this Agreement, the Loan Agreement, or any of the other Loan Documents.

(ii)                                  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Agent or a Pledgor, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by each of the parties signatory hereto and their respective counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

(iii)                               In the event of any direct conflict between the express terms and provisions of this Agreement and of the Loan Agreement, the terms and provisions of the Loan Agreement shall control; provided, however, that the inclusion herein of additional obligations on the part of the Pledgor and supplemental rights and remedies in favor of Agent, in each case in respect of the Pledged Collateral, shall not be deemed a conflict with the Loan Agreement.

2.                                       Pledge.  The Pledgor hereby pledges, grants, transfers and assigns to Agent, for the benefit of the Lender Group and the Bank Product Providers, a security interest in, and a continuing Lien on, all of the Pledgor’s right, title, and interest in and to the Pledged Collateral in order to secure prompt repayment of any and all of the Secured Obligations in accordance with the terms and conditions of the Loan Documents to which the Pledgor is a party, and in order to secure prompt performance by the Pledgor of such Pledgor’s covenants and duties under each Loan Document to which such Pledgor is a party.  Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions and subject to the Intercreditor Agreement, no Pledgor has any authority, express or implied, to dispose of any item or portion of the Pledged Collateral.

3.                                       Delivery and Registration of Pledged Collateral.

Subject to the Intercreditor Agreement:

(a)                                  And subject to the provisions of Section 23 of this Agreement, all certificates or instruments representing or evidencing the Pledged Collateral shall be promptly delivered by Pledgors to Agent or Agent’s designee pursuant hereto at a location designated by Agent and shall be held by or on behalf of Agent pursuant hereto, and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Agent.

(b)                                 And subject to the provisions of Section 23 of this Agreement, upon the occurrence and during the continuance of an Event of Default, Agent shall have the right, at any time in its discretion and without notice to a Pledgor, to transfer to or to register on the books of the Issuers (or of any other Person maintaining records with respect to the Pledged Collateral) in the name of Agent or any of its nominees any or all of the Pledged Collateral.  In addition, Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

(c)                                  If, at any time and from time to time, any Pledged Collateral (including any certificate or instrument representing or evidencing any Pledged Collateral) is in the possession of a Person other than Agent or the Pledgor (a “Holder”), then the Pledgor shall promptly, at Agent’s option, either cause such Pledged Collateral to be delivered into Agent’s possession, or execute and deliver to such Holder a written notification/instruction, and take all other steps necessary to perfect the security interest of Agent in such Pledged Collateral, including obtaining from such Holder a written acknowledgment that such Holder holds such Pledged Collateral for Agent, all pursuant to the Code or other applicable law governing the perfection of Agent’s security interest in the Pledged Collateral in the possession of such Holder.  Each such notification/instruction and acknowledgment shall be in form and substance reasonably satisfactory to Agent.

(d)                                 Any and all Pledged Collateral (including dividends, interest, and other cash distributions) at any time received or held by a Pledgor shall be so received or held in trust for Agent, shall be segregated from other funds and property of the Pledgor and shall be forthwith delivered to Agent in the same form as so received or held, with any necessary endorsements to be held by the Agent as Pledged Collateral; provided that cash dividends or distributions received by a Pledgor, if and to the extent they are not prohibited by the Loan Agreement, may be retained by the Pledgor in accordance with Section 4 or distributed to its owner(s) as permitted by the Loan Agreement.

(e)                                  If at any time and from time to time any Pledged Collateral consists of an uncertificated security or a security in book entry form, then the Pledgor shall promptly cause such Pledged Collateral to be registered or entered, as the case may be, in the name of Agent, for the benefit of the Lender Group, or otherwise cause the security interest held by Agent, for the benefit of the Lender Group, to be perfected in accordance with applicable law.

4.                                       Voting Rights and Dividends.

Subject to the Intercreditor Agreement:

(a)                                  With respect to the Pledgor, so long as (i) no Event of Default shall have occurred and be continuing, or (ii) if an Event of Default has occurred and is continuing, the Pledgor shall not have received the written notice from Agent described below in Section 4(b), the Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Collateral applicable to it or any part thereof for any purpose not inconsistent with the terms of the Loan Documents; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by the Pledgor that would impair the Pledged Collateral, be inconsistent with or result in any violation of any provision of the Loan Documents, or that would, without the prior written consent of the Agent, enable or permit any Issuer of the Pledged Collateral to issue any stock or to issue any other securities convertible into or granting the right to purchase or exchange for any stock of any Issuer of Pledged Collateral other than as permitted by the Loan Documents.  Any sums paid upon or in respect of any Pledged Collateral upon the liquidation or dissolution of any Issuer of any Pledged Collateral, any distribution of capital made on or in respect of any Pledged Collateral or any property distributed upon or with respect to any Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest in favor of the Agent, be delivered to the Agent to be held by it hereunder as additional collateral security for the Secured Obligations.  If any sum of money or property so paid or distributed in respect of any Pledged Collateral shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Agent, segregated from other funds of the Pledgor, as additional security for the Secured Obligations.

(b)                                 And subject to the provisions of Section 23 of this Agreement, upon the occurrence and during the continuance of an Event of Default, at the election of Agent in its Permitted Discretion, upon the receipt by the Pledgor of written notice of such election by Agent, all rights of the Pledgor to exercise the voting and other consensual rights or receive and retain cash dividends or distributions that it would otherwise be entitled to exercise or receive and retain, as applicable pursuant to Section 4(a), shall cease, and all such rights shall thereupon become vested in Agent, who shall thereupon have the sole right to exercise such voting or other consensual rights and to receive and retain such cash dividends and distributions.  Upon the receipt of such written notice, the Pledgor shall execute and deliver (or cause to be executed and delivered) to Agent all such proxies and other instruments as Agent may reasonably request for the purpose of enabling Agent to exercise the voting and other rights which it is entitled to exercise and to receive the dividends and distributions that it is entitled to receive and retain pursuant to the preceding sentence.

5.                                       Representations and Warranties. The Pledgor represents, warrants, and covenants as follows:

(a)                                  Such Pledgor has taken all steps it deems necessary or appropriate to be informed on a continuing basis of changes or potential changes affecting the Pledged Collateral (including rights of conversion and exchange, rights to subscribe, payment of dividends, reorganizations or recapitalization, tender offers and voting rights), and the Pledgor agrees that no member of the Lender Group or any Bank Product Provider shall have any responsibility or liability for informing the Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto;

(b)                                 All information herein or hereafter supplied to Agent or any other member of the Lender Group by or on behalf of the Pledgor in writing with respect to the Pledged Collateral is accurate and complete in all material respects;

(c)                                  Such Pledgor is the sole legal and beneficial owner of the Pledged Collateral free and clear of any adverse claim, Lien, or other right, title, or interest of any party, other than the Liens held by Agent for the benefit of the Lender Group and the Bank Product

Providers and other Permitted Liens (as defined in the Loan Agreement); and the Pledgor has full right, power and authority to pledge, assign and grant a security interest in the Pledged Collateral to the Agent for the benefit of the Lender Group and the Bank Product Providers, subject to any restrictions, if any, on the assignment of the membership interests set forth in Section 12.3 of the Second Amended and Restated Operating Agreement of The Fremont Street Experience Limited Liability Company;

(d)                                 As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Collateral;

(e)                                  Except for such authorizations, consents and other actions as those described in Section 23 hereof and as shall have been obtained and shall be in effect, no authorization, consent, approval or other action by, and no notice to or registration, recordation or filing with, any Governmental Authority is required for (i) the due execution, delivery and performance by the Pledgor of this Agreement, (ii) the grant by the Pledgor of the security interest granted by this Agreement, (iii) the perfection of such security interest (except for the filing of any appropriate financing statements) or (iv) the exercise by the Lender Group and the Bank Product Providers of their rights and remedies under this Agreement; in each case under clauses (i) through (iv) above, except as may be required by applicable Gaming Laws or except as may be required in connection with the disposition of the Pledged Collateral by federal and state securities laws or antitrust laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976.  The Pledgor has not performed or will perform any acts which might prevent the Lender Group and the Bank Product Providers in any such enforcement.  None of the Pledged Collateral have been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

(f)                                    This Agreement, together with the delivery to Agent of the Pledged Interests representing Pledged Collateral (or the delivery to all Holders of the Pledged Interests representing Pledged Collateral of the notification/instruction referred to in Section 3 of this Agreement), creates a valid, perfected, and first priority security interest in one hundred percent (100%) of the Pledged Interests which are in certificated form and which constitute “securities” as defined in the Code in favor of Agent securing payment of the Secured Obligations, and all actions on the part of the Pledgor necessary to achieve such perfection have been duly taken;

(g)                                 This Agreement, together with the filing of financing statements with the appropriate filing office of the jurisdiction of organization for Pledgor, creates a valid, perfected, and first priority security interest in one hundred percent (100%) of the Pledged Interests which are uncertificated in favor of Agent securing payment of the Secured Obligations, and all actions on the part of Pledgor necessary to achieve such perfection have been duly taken;

(h)                                 Schedule A to this Agreement is true and correct and complete in all material respects as of the date hereof; without limiting the generality of the foregoing, as of the date hereof: (i) except as set forth in Schedule A, all the Pledged Interests are in certificated form, and, except to the extent registered in the name of Agent or its nominee pursuant to the provisions of this Agreement, are registered in the name of the Pledgor; and (ii) the Pledged

Interests as to each of the Issuers constitute at least the percentage of all the fully diluted issued and outstanding Equity Interests of such Issuer as set forth in Schedule A to this Agreement;

(i)                                     The Pledged Interests that are interests in general partnerships, limited partnerships or limited liability companies (i) are not dealt in or traded on securities exchanges or in securities markets, (ii) do not have terms expressly providing that they are securities governed by Article 8 of the Code, and (iii) are not investment company securities, and are not, therefore, “securities” governed by Article 8 of the Code;

(j)                                     There are no presently existing Future Rights or Proceeds owned by the Pledgor as of the date hereof;

(k)                                  The Pledged Interests have been duly authorized and validly issued and are fully paid and nonassessable; and

(l)                                     Neither the pledge of the Pledged Collateral pursuant to this Agreement nor the extensions of credit represented by the Secured Obligations violates Regulation T, U or X of the Board of Governors of the Federal Reserve System.

6.                                       Further Assurances.

Subject to the Intercreditor Agreement:

(a)                                  The Pledgor agrees that from time to time, at the expense of the Pledgor, it will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or reasonably desirable, or that Agent, on behalf of the Lender Group and the Bank Product Providers, may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Agent, on behalf of the Lender Group and the Bank Product Providers, to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.  Without limiting the generality of the foregoing, the Pledgor will: (i) at the request of Agent, mark conspicuously each of its records pertaining to the Pledged Collateral with a legend, in form and substance reasonably satisfactory to Agent, indicating that such Pledged Collateral is subject to the security interest granted hereby; (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or reasonably desirable, or as Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby; and (iii) appear in and defend any action or proceeding that may affect the Pledgor’s title to or Agent’s security interest in the Pledged Collateral.

(b)                                 The Pledgor hereby authorizes Agent, on behalf of the Lender Group and the Bank Product Providers, to file one or more financing statements, including any amendments, continuations or terminations thereto, relative to all or any part of the Pledged Collateral without the signature of the Pledgor where permitted by law and describes the Pledged Collateral in the same manner described herein or in any other manner as Agent may determine is necessary, advisable or prudent, including, without limitation, describing such property as “all assets” or “all personal property now owned or hereafter acquired.”  A carbon, photographic, or other reproduction of this Agreement or any financing statement covering the Pledged Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(c)                                  The Pledgor will furnish to Agent, upon the request of Agent: (i) a certificate executed by an authorized officer of the Pledgor, and dated as of the date of delivery to Agent, itemizing in such detail as Agent may reasonably request, the Pledged Collateral which, as of the date of such certificate, has been delivered to Agent by the Pledgor pursuant to the provisions of this Agreement; and (ii) such statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as Agent may reasonably request.

7.                                       Covenants of The Pledgor. The Pledgor shall:

(a)                                  Perform each and every covenant in the Loan Documents applicable to the Pledgor;

(b)                                 At all times keep at least one complete set of its records concerning substantially all of the Pledged Collateral at its Chief Executive Office as set forth in Schedule B hereto, and not change the location of its Chief Executive Office or such records without giving Agent at least thirty (30) days prior written notice thereof;

(c)                                  To the extent it may lawfully do so, use its best efforts to prevent the Issuers from issuing Future Rights or Proceeds, except for cash dividends and other distributions, if any, that are not prohibited by the terms of the Loan Agreement to be paid by any Issuer to the Pledgor;

(d)                                 Upon receipt by the Pledgor of any material notice, report, or other communication from any of the Issuers or any Holder relating to all or any part of the Pledged Collateral, deliver such notice, report or other communication to Agent promptly, but in no event later than five (5) business days following the receipt thereof by the Pledgor;

(e)                                  To the extent it may lawfully do so, not permit any of the Issuers to:  (i) authorize the amendment of or amend the Governing Documents of such Issuer that is a general partnership, limited partnership or limited liability company to provide that the Stock of such Issuer is governed by Article 8 of the Code, or (ii) authorize the issuance of or issue certificates evidencing the Stock of such Issuer that is a general partnership, limited partnership or limited liability company, unless in each case, the certificates to be so issued representing securities governed by Article 8 of the Code are pledged and delivered to the Agent as permitted by the Loan Agreement and pursuant to the terms of this Agreement; and

(f)                                    The Pledged Collateral that is in certificated form shall at all times be in the possession of Wells Fargo Bank Nevada, N.A., the Agent’s designee in the State of Nevada.

8.                                       Agent as Pledgor’s Attorney-in-Fact.

(a)                                  The Pledgor hereby irrevocably appoints Agent, on behalf of the Lender Group and the Bank Product Providers, as such Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of such Pledgor, Agent or otherwise, from time to time at Agent’s Permitted Discretion, and at such Pledgor’s cost and expense, to take any action and to execute any instrument that Agent, on behalf of the Lender Group and the Bank Product Providers, may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including: (i) upon the occurrence and during the continuance of an Event of Default, to receive, endorse, and collect all instruments made payable to such Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof to the extent permitted hereunder and to give full discharge for the same and to execute and file governmental notifications and reporting forms; (ii) to issue any notifications/instructions Agent deems necessary pursuant to Section 3 of this Agreement; or (iii) to the extent permitted hereunder, to arrange for the transfer of the Pledged Collateral on the books of any of the Issuers or any other Person to the name of Agent or to the name of Agent’s nominee.

(b)                                 In addition to the designation of Agent as the Pledgor’s attorney-in-fact in subsection (a), the Pledgor hereby irrevocably appoints Agent, on behalf of the Lender Group and the Bank Product Providers, as such Pledgor’s agent and attorney-in-fact to make, execute and deliver any and all documents and writings that may be necessary or appropriate for approval of, or be required by, any regulatory authority located in any city, county, state or country where such Pledgor or any of the Issuers engage in business, in order to transfer or to more effectively transfer any of the Pledged Interests or otherwise enforce the rights granted hereunder to the Lender Group, the Bank Product Providers or Agent for the benefit thereof.

9.                                       Remedies upon Default.  Subject to the terms of the Intercreditor Agreement and Section 23 of this Agreement, upon the occurrence and during the continuance of an Event of Default:

(a)                                  Agent, on behalf of the Lender Group and the Bank Product Providers, may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code (irrespective of whether the Code applies to the affected items of Pledged Collateral), and Agent, on behalf of the Lender Group, may also without notice (except as specified below) sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral.  To the maximum extent permitted by applicable law, Agent may be the purchaser of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at any such public sale, to use and apply all or any part of the Secured Obligations as a credit on account of the purchase price of any Pledged Collateral payable at such sale.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay, or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days notice to such Pledgor of the time and place of any public sale or the time after which a private sale is to be made shall constitute reasonable notification.  Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given.  Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  The Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit an Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.  To the maximum extent permitted by law, the Pledgor hereby waives any claims against Agent arising because the price at which any Pledged Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

(b)                                 The Pledgor hereby agrees that any sale or other disposition of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, or other financial institutions in the State of California in disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable.

(c)                                  The Pledgor hereby acknowledges that the sale by Agent of any Pledged Collateral pursuant to the terms hereof in compliance with the Securities Act of 1933 as now in effect or as hereafter amended, or any similar statute hereafter adopted with similar purpose or effect (the “Securities Act”), as well as applicable “Blue Sky” or other state securities laws may require strict limitations as to the manner in which Agent or any subsequent transferee of the Pledged Collateral may dispose thereof.  The Pledgor acknowledges and agrees that in order to protect Agent’s interest it may be necessary to sell the Pledged Collateral at a price less than the maximum price attainable if a sale were delayed or were made in another manner, such as a public offering under the Securities Act.  The Pledgor has no objection to sale in such a manner and agrees that Agent shall have no obligation to obtain the maximum possible price for the Pledged Collateral.  Without limiting the generality of the foregoing, the Pledgor agrees that, upon the occurrence and during the continuation of an Event of Default, Agent may, subject to applicable law, from time to time attempt to sell all or any part of the Pledged Collateral by a private placement, restricting the bidders and prospective purchasers to those who will represent and agree, among other things, that they are purchasing for investment only and not for distribution.  In so doing, Agent may solicit offers to buy the Pledged Collateral or any part thereof for cash, from a limited number of investors deemed by Agent, in its reasonable judgment, to be institutional investors or other responsible parties who might be interested in purchasing the Pledged Collateral.  If Agent shall solicit such offers, then the acceptance by Agent of one of the offers shall be deemed to be a commercially reasonable method of disposition of the Pledged Collateral.

(d)                                 If Agent shall determine to exercise its right to sell all or any portion of the Pledged Collateral pursuant to this Section, the Pledgor agrees that, upon request of Agent, such Pledgor will, at its own expense:

(i)                                     use its best efforts to execute and deliver, and cause the Issuers and the directors and officers thereof to execute and deliver, all such instruments and documents, and to do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Agent, advisable to register such Pledged Collateral under the provisions of the Securities Act, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectuses which, in the opinion of Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

(ii)                                  use its best efforts to qualify the Pledged Collateral under the state securities laws or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by Agent;

(iii)                               cause the Issuers to make available to their respective security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act;

(iv)                              execute and deliver, or cause the officers and directors of the Issuers to execute and deliver, to any person, entity or governmental authority as Agent may choose, any and all documents and writings which, in Agent’s reasonable judgment, may be necessary or appropriate for approval, or be required by, any regulatory authority located in any city, county, state or country where the Pledgor or the Issuers engage in business, in order to transfer or to more effectively transfer the Pledged Interests or otherwise enforce Agent’s rights hereunder; and

(v)                                 do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

The Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section may be specifically enforced.

(e)                                  THE PLEDGOR EXPRESSLY WAIVES TO THE MAXIMUM EXTENT PERMITTED BY LAW: (i) ANY CONSTITUTIONAL OR OTHER RIGHT TO A JUDICIAL HEARING PRIOR TO THE TIME AGENT DISPOSES OF ALL OR ANY PART OF THE PLEDGED COLLATERAL AS PROVIDED IN THIS SECTION; (ii) ALL RIGHTS OF REDEMPTION, STAY, OR APPRAISAL THAT IT NOW HAS OR MAY AT ANY TIME IN THE FUTURE HAVE UNDER ANY RULE OF LAW OR STATUTE NOW EXISTING OR HEREAFTER ENACTED; AND (iii) EXCEPT AS SET FORTH IN SUBSECTION (a) OF THIS SECTION, ANY REQUIREMENT OF NOTICE, DEMAND, OR ADVERTISEMENT FOR SALE.

10.                                 Application of Proceeds.  Subject to the Intercreditor Agreement and upon the occurrence and during the continuance of an Event of Default, any cash held by Agent as Pledged Collateral and all cash proceeds received by Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by Agent of its remedies as a secured creditor as provided in Section 9 herein shall be applied from time to time by Agent as provided in the Intercreditor Agreement.

11.                                 Deficiency.  The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by the Agent or any Lender to collect such deficiency.

12.                                 Duties of Agent.  The powers conferred on Agent hereunder are solely to protect its interests in the Pledged Collateral and shall not impose on it any duty to exercise such powers.  Except as provided in Section 9-207 of the Code, Agent shall have no duty with respect to the Pledged Collateral or any responsibility for taking any necessary steps to preserve rights against any Persons with respect to any Pledged Collateral.

13.                                 Choice of Law and Venue.  THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA; PROVIDED, HOWEVER, SECTIONS 104.1105(2) AND 104.9301 THROUGH 104.9307 OF THE NEVADA UNIFORM COMMERCIAL CODE SHALL GOVERN THE PERFECTION, THE EFFECT OF PERFECTION AND PRIORITY IN THE PLEDGED INTERESTS AND FUTURE RIGHTS.  THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF AGENT, IN ANY OTHER COURT IN WHICH AGENT SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY.  THE PLEDGOR AND AGENT WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13.

14.                                 Amendments; Etc.  Subject to the terms of the Intercreditor Agreement and Section 23 of this Agreement, no amendment or waiver of any provision of this Agreement nor consent to any departure by any party hereto herefrom shall in any event be effective unless the same shall be in writing and signed by Agent and the Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No failure on the part of Agent to exercise, and no delay in exercising any right under this Agreement, any other Loan Document, or otherwise with respect to any of the Secured Obligations, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement, any other Loan Document, or otherwise with respect to any of the Secured

Obligations preclude any other or further exercise thereof or the exercise of any other right.  The remedies provided for in this Agreement or otherwise with respect to any of the Secured Obligations are cumulative and not exclusive of any remedies provided by law.

15.                                 Notices.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be delivered in the manner set forth in the Intercreditor Agreement.

16.                                 Continuing Security Interest.  This Agreement shall create a continuing security interest in the Pledged Collateral and shall: (i) remain in full force and effect until the payment in full in cash of the Secured Obligations, including the cash collateralization, expiration, or cancellation of all Secured Obligations, if any, consisting of letters of credit, and the full and final termination of any commitment to extend any financial accommodations under the Loan Agreement; (ii) be binding upon the Pledgor and its successors and assigns; and (iii) inure to the benefit of Agent and its successors, transferees, and assigns.  Upon the payment in full in cash of the Secured Obligations, including the cash collateralization, expiration, or cancellation of all Secured Obligations, if any, consisting of letters of credit, and the full and final termination of any commitment to extend any financial accommodations under the Loan Agreement, the security interests granted herein shall automatically terminate and all rights to the Pledged Collateral shall revert and be deemed re-assigned to the Pledgor.  Upon any such termination, Agent will, at the Pledgor’s expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination without recourse against, representation, or warranty of any kind made by, the Agent.  Such documents shall be prepared by the Pledgor and shall be in form and substance reasonably satisfactory to Agent.  Notwithstanding the foregoing, to the extent that any payments on the Secured Obligations or Proceeds of the Pledged Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent the Secured Obligations so satisfied shall be revived and continue as if such payment or Proceeds had not be received by the Agent for the benefit of the Lender Group and the Bank Product Providers, and the Agent’s security interests, rights, powers and remedies hereunder shall continue in full force and effect.  In such event, this Agreement shall be automatically reinstated if it shall theretofore have been terminated pursuant to this Section 16.

17.                                 Security Interest Absolute.  To the maximum extent permitted by law, all rights of Agent, all security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a)                                  any lack of validity or enforceability of any of the Secured Obligations or any other agreement or instrument relating thereto, including any of the Loan Documents;

(b)                                 any change in the time, manner, or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the Loan Documents, or any other agreement or instrument relating thereto;

(c)                                  any exchange, release, or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Secured Obligations; or

(d)                                 any other circumstances that might otherwise constitute a defense available to, or a discharge of, a Pledgor.

To the maximum extent permitted by law, the Pledgor hereby waives any right to require Agent to: (A) proceed against or exhaust any security held from such Pledgor; or (B) pursue any other remedy in Agent’s power whatsoever.

18.                                 Headings.  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

19.                                 Severability.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

20.                                 Counterparts; Telefacsimile Execution.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, or binding effect hereof.

21.                                 Waiver of Marshaling. The Pledgor and Agent acknowledges and agrees that in exercising any rights under or with respect to the Pledged Collateral: Agent (i) is under no obligation to marshal any Pledged Collateral; (ii) may, in its absolute discretion, realize upon the Pledged Collateral in any order and in any manner it so elects; and (iii) may, in its absolute discretion, apply the proceeds of any or all of the Pledged Collateral to the Secured Obligations in any order and in any manner it so elects.  The Pledgor and Agent waive any right to require the marshaling of any of the Pledged Collateral.

22.                                 Waiver of Jury Trial.  THE PLEDGOR AND AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  THE PLEDGOR AND AGENT REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN

THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

23.                                 Compliance with Gaming Laws.  Notwithstanding anything to the contrary contained herein or in any other Loan Documents, Agent expressly acknowledges and agrees that the exercise of its rights and remedies under this Agreement is subject to the mandatory provisions of the Gaming Laws.  Specifically, Agent acknowledges and agrees that:

(a)                                  The pledge of the Pledged Interests by the Pledgor, and any restrictions on the transfer of and agreements not to encumber the Pledged Interests or other equity securities of any Issuer contained in this Agreement or in any other Loan Document, are not effective without the prior approval of the NGC upon the recommendation of the NGCB.  The certificates or instruments representing or evidencing the Pledged Interests may not be delivered to Agent until such approval has been obtained.  The approval of the pledge of the Pledged Interests may require amendment of this Agreement to include additional references to regulatory requirements under the Gaming Laws.  In addition, no amendment of this Agreement shall be effective until applicable approvals of the Nevada Gaming Authorities have been obtained.

(b)                                 In the event that Agent exercises one or more of the remedies set forth in this Agreement with respect to any Pledged Interests, including without limitation, foreclosure or transfer of any interest in the Pledged Interests (except back to the Pledgor), the exercise of voting and consensual rights, and any other resort to or enforcement of the security interest in the Pledged Interests, such action shall require the separate and prior approval of the Nevada Gaming Authorities and the licensing of Agent, unless such licensing requirement is waived by the Nevada Gaming Authorities.

(c)                                  Agent and any custodial agent of Agent in the State of Nevada shall be required to comply with the conditions, if any, imposed by the Nevada Gaming Authorities in connection with its approval of the pledge granted hereunder by the Pledgor, including, without limitation, the requirement that Agent or its agent maintain the certificates evidencing the Pledged Interests at a location in Nevada designated to the NGCB, and that Agent or its agent permit agents or employees of the NGCB to inspect such certificates immediately upon request during normal business hours.

(d)                                 Neither Agent nor any agent of Agent shall surrender possession of any Pledged Interests to any Person other than the Pledgor without the prior approval of the Nevada Gaming Authorities or as otherwise permitted by the Gaming Laws.

(e)                                  The approval by the Nevada Gaming Authorities of this Agreement, or any amendment hereto, is not, and shall not be construed as, the approval, either express or implied, of Agent to take any actions provided for in this Agreement for which approval by the Nevada Gaming Authorities is required, without first obtaining such prior and separate approval, to the extent required by the Gaming Laws.

24.                                 Interpretation of Agreement.  To the extent a term or provision of this Agreement conflicts with the Intercreditor Agreement solely with respect to the respective rights of the Agent and the Collateral Agent (as defined in the Intercreditor Agreement) with respect to the priority of their respective security interests in and liens on the Pledged Collateral, the Intercreditor Agreement shall control.

25.                                 Integration.  This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the subject matter contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

[Signature page to follow.]

IN WITNESS WHEREOF, the Pledgor and Agent have caused this Agreement to be duly executed and delivered as of the date first written above.

GOLDEN NUGGET EXPERIENCE, LLC,
a Nevada limited liability company

By:	GNLV, CORP., as Sole Member

By:	/s/ Joanne Beckett
Name:	Joanne Beckett
Title:	Vice President & General Counsel

WELLS FARGO FOOTHILL, INC.,
a California corporation, as Agent

By:	/s/ Rhonda Noell
Name:	Rhonda Noell
Title:	Senior VP

SCHEDULE A

TO

STOCK PLEDGE AGREEMENT

Pledged Interests

Pledgor	Issuer	Number of Pledged Interests	Class	Certificate Number(s)	Former Name, if any, in which Certificate Issued	Pledgor’s Percentage Ownership	Jurisdiction of Organization	Certificated/ Uncertificated
Golden Nugget Experience, LLC	The Fremont Street Experience Limited Liability Company	300 Voting Units and 180 Non-Voting Units	N.A	N.A	N.A	17.5% Voting and 50% Non-Voting Interest	Nevada	Uncertificated

SCHEDULE B

TO

STOCK PLEDGE AGREEMENT

Pledgor:	Golden Nugget Experience, LLC
129 East Fremont Street, Las Vegas, Nevada 89101